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                                                                   EXHIBIT 10.40



                           GENERAL CREDIT CORPORATION
                            (A New York Corporation)
                        NON-NEGOTIABLE SECURED CORPORATE
                                 PROMISSORY NOTE

                                  $2,600,000.00

New York, New York                                           February 10th, 1998

          FOR VALVE RECEIVED, GENERAL CREDIT CORPORATION, a New York corporation with offices at 370 Lexington Avenue, New York, New York 10017 (the "Borrower") promises to pay to the order of LINKS COURT #1 ASSOCIATES, having an address located at I Links Court, Huntington, New York 11743 (the "Lender") the principal sum of Two Million Six Hundred Thousand ($2,600,000-00) Dollars under the terms and conditions of that certain Loan Agreement dated as of the date hereof, by and between the Borrower and the Lender (the "Loan Agreement') at the Lender's offices or such other address as the Lender may provide for such purpose, subject to the following terms. Capitalized terms not otherwise defined herein shall have the same meanings assigned to such terms in the Loan Agreement. All of the terms of the Loan Agreement are expressly made apart of this Note by reference in the same manner and with the same effect as if set forth herein at length. This Note is secured by the collateral as set forth in the Security !Agreement.

                1. BASIC TERMS,

                   (A) This Note shall bear Interest at the rate of twenty-four (24%)percent per annum. Interest only shall accrue on the, outstanding principal amount of this Note and shall be paid no later than the tenth day of each calendar month, in arrears (the"Monthly Payment"). A late fee equal to 0.5% of the principal amount owing on the Note shall be paid in the event the Monthly, Payment, is not delivered on or prior to the eleventh of the month. All accrued but unpaid interest as well as the principal amount of this Note shall be paid in one installment on February 10", 200 1,

                   (B) This Note is non-negotiable and, no transfers or divisions of this Note will be effected.

                2. COLLATERAL.

                   Upon the terms and subject to the Conditions of the Security Agreement, this Note is a secured obligation of the Borrower.

                3. PREPAYMENT PRIVILEGE:

                   (A) This Note may not be prepaid in whole or in part except as herein specifically provided. This Note may be prepaid in whole or in part, provided that the Borrower pays to the Lender at the time of IWO prepayment an additional amount




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(the "Amount") as a prepayment premium equal to the sum of $312,000.00.

              4.       MISCELLANEOUS PROVISIONS.

              4.1      NOTICES:

                       Any demand or notice made or given by the Lender in connection herewith shall be made upon or given to the Borrower by registered or certified mail, return receipt requested, postage prepaid, addressed to the Borrower at its address first set forth above, but mailing or giving or attempting to make or give any demand or notice shall not waive any rights granted hereunder or otherwise, to act without demand or notice.

              4.2      ASSUMPTION, ASSIGNMENT AND TRANSFER:

                       This Note shall not be assignable or transferable and any-assignment shall be void and ineffective.

              4.3      EXPENSES:

                       In the event of any dispute arising I sing under this Note, all costs and expenses (including without limitation reasonable attorneys fees expenses of attorneys, in negotiations and trial and appellate litigation) the prevailing party in any legal proceeding arising out of that dispute shall be reimbursed to it by the other party to that dispute.

              4.4      ENFORCEMENT:

                       No delay by the Lender in' enforcing any covenant or right hereunder shall be deemed a waiver of such covenant or right and no waiver by the Lender of any particular provision hereof shall be deemed a waiver of any other provision or a continuing waiver of such particular provision, and, except as so expressly waived, all provisions hereof shall continue in full force Ind effect. The Borrower shall have no obligation to pay interest, or payments in excess of the maximum rate of interest allowed to be contracted for by law, as changed from time to time, applicable to this Note (the "Maximum Rate"). Any interest in excess of the Maximum Rate paid or payable by the. Borrower (the "Excess Sum") shall, not void this Note but shall be credited as payment of principal. or. if the Borrower so requests in writing. returned to the Borrower, or, it the indebtedness and other obligations evidenced by this Note have

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been paid in full, returned to the Borrower together with Interest at the same rate as was paid by the Borrower during such period. Any excess sum credited to principal shall be credited as of the date paid by the Borrower.

             4.5    TIMELINESS:

                    Time shall be of the essence of this Note.

             5.     ACCELERATION:

             UPON THREE (3) DAYS WRITTEN NOTICE BY THE LENDER TO THE BORROWER, THIS NOTE WILL BE, IMMEDIATELY DUE AND PAYABLE UPON THE OCCURRENCE OF ANY OF THE FOLLOWING EVENTS WITH RESPECT TO THE BORROWER:

             (A) In the event an interest payment on the Note has not been made within ten (10) days of the date which it was due.

             (B) In the event the year end statement for the corporation shows a loss of $50,000.00 or more before any deductions for depreciation and goodwill.

             (C) In the event there is a loss in excess of a total of $50,000.00 over any two (2) consecutive quarterly statements during any one year before any deduction for depreciation and goodwill.

             (D) In the event there shall be a sale, transfer, or liquidation of the corporation through sale or transfer of assets, sale or transfer of a majority of the outstanding and issued stock, merger or reorganization.

           (E) Acquisition by the Borrower which requires the expenditure over $500,000.00 from its current capital base without the written consent of the Lender. The acquisition amount shall increase each year by the amount of the increase in retained earnings for the previous year.

           (F) In the event the Borrower had a lost for the fiscal year May 3, 1997 through and including December 31, 1907 before deductions for depreciation and goodwill.

           (G) The failure to provide the Lender, simultaneously with its SEC filings for each quarter, but no later than sixty (60) days after the end of each quarter and seventy-five (75) days after the end of each year, with a copy of its profit and loss statement and balance sheet for the previous, quarter.

         THIS NOTE WILL IMMEDIATELY BECOME DUE AND PAYABLE, WITHOUT NOTICE, UPON THE OCCURRENCE OF ANY OF THE FOLLOWING EVENTS WITH RESPECT TO THE BORROWER:

         (A) The filing of a petition in bankruptcy or a petition to take advantage of any insolvency act; making an assignment for the benefit of its creditors; commencement of a proceeding for the appointment of a receiver, trustee, liquidator or conservator for




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either itself or for any substantial part of its property; filing of a petition or action seeking reorganization, arrangement or similar relief under federal bankruptcy laws or any other applicable laws of statutes of United States or any state; or the commencement of proceeding similar to the foregoing by third or other parties against the Borrower, which proceedings similar to the foregoing by third or other parties against the Borrower, which proceedings are not dismissed within thirty (30) days after commencement thereof.

         (B) In the event of the termination of employment or reassignment for any reason of Gerald Nimberg, including death or disability.

         IN WITNESS WHEREOF, the Borrower has executed this instrument effective this 10th day of February, 1998.

                                                GENERAL CREDIT CORPORATION

                                                By:        /s/
                                                    ----------------------
                                                     Irwin Zellermaier

STATE OF NEW YORK                           )
                                            ) SS:
COUNTY OF NEW YORK                          )

         On the 10th day of February, 1998, before me personally came and appeared IRWIN ZELLERMAIER, to me know, who being by me duly sworn, did depose and say that he is the CHIEF EXECUTIVE OFFICE of GENERAL CREDIT CORPORATION, the corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the board of directors of said corporation and that he signed his name thereto by like order.

                                                            /s/
                                                     ---------------------------
                                                     Notary Public









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